Exhibit 10.13

Sale and Purchase Agreement

Contract No.: [Cloudminds [2018] 0305]

Party A (Buyer): Jingxie Technology Development (Tianjin) Co., Ltd.	Party B (Seller): Cloudminds (Shenzhen) Holdings Co., Ltd.

Legal representative: Hongle Wang	Legal representative: Haitao Jiang

Address: Unit 2-1017, Ligang Tower, Junction between Central Ring West Road and Second West Avenue, China (Tianjin) Pilot Free Trade Zone (Tianjin Airport Economic Area), ZIP code:	Address: Room 201, Block A, No. 1, No.1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen City, ZIP code:

Telephone: *	Telephone: *

Party A and Party B, upon negotiation and consensus, have entered into this Contract in accordance with the Contract Law of the People’s Republic of China, the Product Quality Law, the Law on Protection of the Rights and Interests of Consumers and other laws and regulations as well as relevant rules of the “Smart City” project.

Article I          Contract Subject, Specifications, Varieties and Price

1.1          Party A and Party B agree: The specific product name and price (including all taxes, freight and other related expenses) under this Contract shall be determined by both parties through signing a separate Purchase Order in the format detailed in Appendix 1.

1.2          The purchase price of the product under this Contract shall remain stable and may not be changed without the prior written consent of Party A. If the price is reduced, Party B shall compensate Party A for the price shortfall of its existing inventory within 5 days; if the price is increased, compensation is not needed.

1.3          If the product hereunder suffers any discontinuation of supply or production, or in any case that causes the impossibility of performing this Contract, Party B shall send a written notice to Party A one month beforehand and shall not carry on until Party A confirms, otherwise Party B shall bear any loss of Party A caused hereby.

Article II               Ordering, Delivery, Transportation, Risk and Title Transfer of Product

2.1          When Party A orders products from Party B, both parties shall sign the Purchase Order.

2.2          Party B shall deliver the product to the place of receipt designated by Party A in the Purchase Order. Party A has the right to reject the products if the quantity of products delivered is inconsistent with that in the order; the name, specification, quantity per carton or bar code is inconsistent with the basic information of products; the delivery time is later than that specified in the order; the production date is false or any product quality defect is found; the production date of products fails to follow the sequence of orders, and other acts hampering delivery.

2.3          Party B shall deliver the products to the place designated by Party A at the time agreed upon in the Purchase Order, and stack the products at the location designated by Party A or any recipient appointed by Party A. An order shall not be shipped in parts. If partial shipment is required, Party B shall send a prior written notice to Party A and obtain the written consent from Party A, otherwise Party A shall have the right to reject the products.

2.4          Delivery notes and cartons of Party B shall be marked with the order number, product name, model, purchaser and the quantity calculated by the purchaser of Party A, for the sake of operation. Party B shall present relevant documents, such as order, bill of shipment, etc., to make any inquiry on orders or correspondence, for the sake of operation. Party A shall be entitled to reject the products that are not delivered in compliance with the foregoing requirements, in which case Party B shall be deemed as having breached the Contract and shall bear corresponding responsibility for breach of contract.

2.5          Party A and Party B agree and confirm that all the freight, insurance, custody, damage, loss and other risks incurred before the delivery to Party A shall be borne by Party B. Party A shall promptly inspect the products after receiving them. Where there is any objection to the quantity and quality, Party A shall notify Party B in writing within 2 days after the arrival of the products, otherwise Party A shall be deemed as having accepted the products.

2.6          The transfer of ownership and risk liability does not relieve Party B of its liability for product failure, damage or loss due to its own cause or inherent defects in the product.

Article III             Quality Provisions and Inspection Standards

3.1          Quality provisions

3.1.1       All products must comply with the national standards, ministerial standards and industrial standards of similar products;

3.1.2       In case the aforesaid standards are absent or both parties agree to accept the templates signed and confirmed by Party A or other written standards confirmed by both parties and affixed hereto as appendixes in addition to the aforesaid standards, including but not limited to price components, material, quality, packaging, technical indicators, process and other special agreements.

3.2          Inspection

3.2.1       A product is only accepted when both the quantity and quality are conforming.

3.2.2       Whether a product is accepted depends on the following conditions:

(1) Accepted quantity (including documents and materials);

(2) Accepted quality, specification and packaging.

3.3          Quality requirements and technical standards: Quality standards agreed upon in the Contract that products must comply with, including national standards, ministerial standards and corporate standards. Where the foregoing standards are absent, or the Buyer has special requirements despite of any foregoing standard in place, the technical conditions, confirmed samples or supplemented technical requirements agreed upon by both parties in the Contract shall prevail.

3.4          Inspection passed: Party A’s accepting the products shall be deemed that Party B has performed its production obligation, but shall not exempt Party B from the liability for quality; where the inspection is not passed or there is any other special circumstance, Party A has the right to demand rework before a re-inspection, or ask Party B to bear corresponding responsibility for breach of contract according to the situation. Party A’s receiving non-conforming products in full or in part shall not be construed to exempt Party A from bearing corresponding liabilities and obligations, and shall not affect any other right and remedy requested by Party A.

Article IV             Settlement Method

4.1          The settlement method shall be agreed upon by both parties in the Purchase Order.

4.2          Party B shall issue a special VAT invoice to Party A according to law no later than 5 days after Party A makes payment to Party B.

Article V               Rights and Obligations of Both Parties

5.1          Rights and obligations of Party A

5.1.1       Party A shall provide full information about its background, trademark, logo and company name to Party B on the premise of not disclosing the company’s trade secrets, so that Party B can better provide Party A with timely and effective services.

5.1.2       Party A shall ensure the legality of the products processed and produced by Party B.

5.2          Rights and obligations of Party B

5.2.1       Party B shall ensure to deliver products to Party A at the agreed time and place; Party B shall not transfer its obligations hereunder to any third party without the prior written consent of Party A; where Party B is incapable of delivering all conforming products to Party A on schedule due to its production capability or for quality reasons, the time of delivery may be postponed, upon the written consent of Party A, to another time as otherwise agreed by both parties;

5.2.2       Party B shall ensure to abide by all existing Chinese laws and regulations during the performance of this Contract, otherwise it shall be responsible for any penalty arising from any violation of or non-compliance with laws.

5.2.3       The warranty period of Party B’s products shall be 60 days starting from the date of shipment. The term of inspection by Party A is three working days after receiving the products. The inspection standards shall be the technical standards or national standards jointly accepted by both parties.

5.2.4       In addition to meeting the requirements on specification, performance and quality specified in the Contract and its appendixes, the products provided by Party B shall also comply with the Product Quality Law and other national, industrial or local regulations and standards regarding product safety, quality and environmental protection. The service provided by Party B shall comply with the Law on Protection of the Rights and Interests of Consumers and other relevant policies and regulations. Where the products or service of Party B fail to comply with the foregoing requirement, which cause damage to Party A, Party B shall bear any and all losses.

5.2.5       Where Party B’s product inflicts damage to others or any dispute of intellectual property right arises from any product provided by Party B, Party B shall be responsible for all the losses to the buyers.

Article VI             Responsibility for Breach of Contract, Termination and Rescission

6.1          Provisions on violation acts clearly specified in the Contract shall be executed:

6.2          Either party who fails to perform its liability and obligation specified herein shall compensate the other party for all the losses causes thereby;

6.3          Where any party hereto violates the Contract and fails to rectify its violating acts within a reasonable period of time after communication, the non-breaching party has the right to terminate the Contract and hold the breaching party liable, in which case the non-breaching party shall issue a notice of termination to the breaching party. The advance payment already received shall be returned within five days after the notice of termination is sent.

6.4          Party A shall have the right to reject the products already submitted by Party B but confirmed by Party A to be inconsistent with the template, in which case Party B shall resupply conforming products within the time required by Party A. If Party B fails to deliver all conforming products in time, it shall pay Party A a liquidated damage as much as 1% of the value of the products delayed for each day of delay, till the date actual delivery;

6.5          Both parties may terminate this Contract prematurely before the expiry date by reaching a written agreement;

6.6          Notwithstanding the clause 6.5 above, either party shall have the right to terminate this Contract beforehand, provided that it shall notify the other party in writing at least 30 days in advance and liquidate liabilities on a de facto basis;

6.7          Both parties shall liquidate their liabilities on a de facto basis upon the expiry or early termination (rescission) of the Contract.

Article VII            Applicable Law and Dispute Resolution

7.1          This Contract shall be governed by and interpreted in according with the laws and regulations of the People’s Republic of China;

7.2          Any dispute between both parties in relation to this Contract shall be settled first through negotiation. If such negotiation fails, either party may submit it to the Beijing Arbitration Commission for arbitration.

Article VIII          Contract Relationship, Term, Appendixes and Miscellaneous

8.1          Relationship between both parties

Both parties are independent and equal entities and this Contract shall not generate any joint venture, cooperation or representation relationship between both parties. Either party shall not set any obligation or bear any liability in the name of the other party.

8.2.         Miscellaneous

8.2.1       This Contract regulates basic issues in the trade between Party A and Party B, and is applicable to all individual contracts signed between both parties. Where the provisions of individual contracts conflict with those herein, this Contract shall prevail unless both parties have clearly express the precedence of individual contracts. Individual contracts shall include but are not limited to orders of contract, purchase orders and other documents pinning or promising any ordering. The terms and conditions herein are applicable to the supplementary provisions, orders, quotations, supplementary agreements and amendments developed and validated in accordance with this Contract.

8.2.2       Any provision herein shall not constitute the standard clause of either party. Both parties acknowledge that they have reviewed and understood the terms of this Contract, and have received satisfactory answer to any question regarding the terms.

8.2.3       The contact addresses of both parties hereto are stated on the first page of this Contract. The contact addresses stated in this Contract shall be the addresses where all notices, documents and materials are served. In there is any change, a written notice to the other party is required, otherwise the preceding address shall remain valid. Any correspondence shall be deemed as being served once it is normally delivered.

8.2.4       The delay or failure of any party hereto to perform any of its rights under this Contract shall not be considered a waiver. Any act of singular or partial performance of rights does not imply the waiver of any other right.

8.2.5       This Contract shall take effect once it is signed by both parties. Neither party is allowed to change this Contract arbitrarily without negotiation. If it is truly necessary to change this Contract, such change shall not be made without a one-month written notice sent to the other party, consensus from both parties and a written agreement.

8.2.6       This Contract is made in four counterparts with each party holding two counterparts respectively, which shall take effect on the date when both parties affix their seals. The valid term of this Contract is one year.

8.2.7       This Contract includes all agreements reached by both parties regarding this project. Any and all other verbal or written agreements made erstwhile are null and void.

Party A (seal): Jingxie Technology Development (Tianjin) Co., Ltd.		Party B (seal): Cloudminds (Shenzhen) Holdings Co., Ltd.

By:	/s/ Hongle Wang	By:	/s/ Haitao Jiang

Name: Hongle Wang		Name: Haitao Jiang

Title: Authorized Signatory		Title: Authorized Signatory

Date: July 9, 2018		Date: July 9, 2018

Supplemental Agreement

According to the Sale and Purchase Agreement and Order entered into between our company (Cloudminds (Shenzhen) Holdings Co., Ltd., hereinafter referred to as Party B) and your company (Jingxie Technology Development (Tianjin) Co., Ltd., hereinafter referred to as Party A) on July 9, 2018 (No. Cloudminds [2018] 0305, hereinafter referred to as Sale and Purchase Agreement and Order), your company has purchased * sets of smart devices (*  sets of model D166-H (SKD), *  sets of model D158-H (SKD), *  sets of model W878S (SKD), *  sets of W388S (SKD) and * sets of D179-H (SKD)) from our company, amounting to RMB *, including tax.

According to the Article IV of the Sale and Purchase Agreement, the settlement method shall be agreed upon by both parties in the Purchase Order. Payment method: “Pay in cash: Party A shall pay the entire contract price within 30 days after this order takes effect.” Both parties confirm that any contract price Party A pays to Party B will not be refunded during the performance of Sale and Purchase Agreement and Order. Besides, we have reached a consensus with your company regarding this supplementary agreement upon the signing of the Sale and Purchase Agreement (July 9, 2018).

According to the Purchase Order, we need to delivery *  sets of smart devices. In addition to smart devices hardware, we still need to provide cloud artificial intelligence service of two years, encrypted network, cloud service as well as other contents and services in relation to AI application. Our company shall not bear any other delivery obligation than the service mentioned above after the contract price is paid.

Party A: Jingxie Technology Development (Tianjin) Co., Ltd.

By:	/s/ Rui Cai

Name: Rui Cai

Title: Authorized Signatory

Date: July 16, 2018

Party B: Cloudminds (Shenzhen) Holdings Co., Ltd.

By:	/s/ Jingxi Zhang

Name: Jingxi Zhang

Title: Authorized Signatory

Date: July 16, 2018